As filed with the Securities and Exchange Commission on September 29, 2026

Registration No. 333-265748
Registration No. 333-272339
Registration No. 333-291154

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement No. 333-265748
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-272339
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-291154
UNDER
THE SECURITIES ACT OF 1933

Global Business Travel Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0598290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4700
(Primary Standard Industrial
Classification Code Number)
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric J. Bock, Esq.
Chief Legal Officer
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Gregory A Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (each, a “Registration Statement” and together, the “Registration Statements”) filed by Global Business Travel Group, Inc., a Delaware corporation (the “Registrant”):

•	Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (Registration No. 333-265748), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on June 1, 2023;
•	Registration Statement on Form S-3 (Registration No. 333-272339), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on June 1, 2023; and
•	Registration Statement on Form S-3ASR (Registration No. 333-291154), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on October 29, 2025.

As previously publicly announced by the Registrant, on May 2, 2026, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Long Lake Management Holdings Inc. On September 29, 2026, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that have been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements to remove from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Global Business Travel Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 29, 2026.

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Note: No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.